Pope Resources Announces Block Purchase Of Units

POULSBO, Wash., Aug. 25, 2014 /PRNewswire/ -- Pope Resources (NASDAQ:POPE) announced that it closed today on a block purchase of 108,276 units at $68.00 per unit (which excludes any commissions payable upon settlement) from a single unitholder. The units represent 2.4% of total units outstanding and will be retired.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 204,000 acres of timberland and development property in Washington, Oregon, and California. We also manage, co-invest in, and consolidate three private equity timber funds, for which we earn management fees. These funds provide an efficient means of investing our own capital in Pacific Northwest timberland while earning fees from managing the funds for third-party investors. The company and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

CONTACT: Tom Ringo, President & CEO, 360.697.6626, Fax 360.697.1156